Registration No. 333-             As filed with the Commission on June 28, 1999



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                                Alliance Bancorp
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                          36-3811768
(State of Incorporation)                       (IRS Employer Identification No.)

                                One Grant Square
                            Hinsdale, Illinois 60521
             (Address of Principal Executive Offices and Zip Code)

                                --------------

          Alliance Bancorp 1997 Long-Term Incentive Stock Benefit Plan
       Liberty Bancorp, Inc. 1991 Stock Option Plan for Outside Directors
             Liberty Bancorp, Inc. 1991 Incentive Stock Option Plan
                           (Full Title of the Plans)



                                   Copies to:

       Kenne P. Bristol                           John J. Gorman, Esquire
President and Chief Executive Officer      Luse Lehman Gorman Pomerenk & Schick
       Alliance Bancorp                         A Professional Corporation
       One Grant Square                      5335 Wisconsin Ave., N.W., #400
     Hinsdale, Illinois 60521                     Washington, D.C. 20015
        (630) 323-1776                                 (202) 274-2000
(Name, Address and Telephone
 Number of Agent for Service)

                                ----------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                        CALCULATION OF REGISTRATION FEE


========================---------------------------------------------------------------------=======================

                                               Proposed Maximum       Proposed Maximum
Title of Securities to  Amount to be           Offering Price Per     Aggregate Offering     Amount of
be Registered           Registered (1)         Share                  Price                  Registration Fee
========================---------------------------------------------------------------------=======================
Common Stock,
par value $0.01
per share               391,967 shares (2)     $21.84 (3)             $8,560,559             $2,380
========================---------------------------------------------------------------------=======================
Common Stock,
par value $0.01
per share               208,033 shares (4)     $23.13(3)              $4,811,803             $1,338
========================---------------------------------------------------------------------=======================
Common Stock,
par value $0.01
per share               244,123 shares (5)     $5.37 (3)              $1,310,941             $364
========================---------------------------------------------------------------------=======================
Common Stock,
par value $0.01
per share               321,150 shares (6)     $12.29 (3)             $3,946,551             $1,097
====================================================================================================================
Total                   1,165,273 shares                              $18,629,854            $5,179
====================================================================================================================

_____________

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Alliance Bancorp 1997 Long-Term Incentive Stock Benefit Plan (the "Stock Benefit Plan"), the Liberty Bancorp, Inc. 1991 Stock Option Plan for Outside Directors (the "Directors Plan") and the Liberty Bancorp, Inc. 1991 Incentive Stock Benefit Plan (the "Incentive Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Alliance Bancorp pursuant to 17 C.F.R. Section 230.416(a).

(2) Represents the number of shares currently reserved for issuance pursuant to option granted pursuant to the Stock Benefit Plan.

(3)  Determined  by the  exercise  price of the  options  pursuant  to 17 C.F.R.
     Section 230.457(h)(1).

(4) Represents the number of shares currently reserved for issuance pursuant to options reserved for award pursuant to the Stock Benefit Plan.

(5) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Directors Plan.

(6) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Incentive Plan.



                          ----------------------------
     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Alliance Bancorp1997 Long-Term Incentive Stock Benefit Plan (the "Stock Benefit Plan"), the Liberty Bancorp, Inc. 1991 Stock Option Plan for Outside Directors (the "Directors Plan") and the 1991 Liberty Bancorp, Inc. Incentive Stock Option Plan (the "Incentive Plan," and, collectively the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3. Incorporation of Documents by Reference

     The following documents previously or concurrently filed by Alliance Bancorp (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 0-20082) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Company pursuant to Section 12 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(c) the Company's definitive proxy statement for its Annual Meeting of Stockholders held on May 28, 1997, as filed with the Commission on May 2, 1997;

(d) the description of the common stock, par value $0.01 per share, of the Company contained in the Company's Registration Statement on Form S-1 (Registration No. 333-46877) filed with the Commission on March 31, 1992 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Kenne
P. Bristol, President and Chief Executive Officer, Alliance Bancorp, One Grant Square, Hinsdale, Illinois, 60521 telephone number (630) 323-1776.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers

     Directors and officers of the Registrant are indemnified and held harmless against liability to the fullest extent permissible by the general corporation law of Delaware as it currently exists or as it may be amended, provided any such amendment provides broader indemnification provisions than currently exists. This indemnification applies to the directors who administer the Stock Benefit Plan, the Directors Plan and the Incentive Plan.

     The terms of the indemnification are set forth in the Registrant's Certificate of Incorporation. The indemnification applies unless the director did not meet the standards of conduct which make it permissible under the general corporation law of Delaware for the Registrant to indemnify the director for the amount claimed, but the burden of proving such defense is on the Registrant.

     The Registrant is also permitted under the Certificate of Incorporation to maintain directors' and officers' liability insurance covering its directors and officers and has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limitations and deductibles) (i) insured officers and directors of the Registrant against loss arising from certain claims made against them by reason of their being such directors or officers; and (ii) insures the Registrant against loss which it may be required or permitted to pay as indemnification to its directors and officers for certain claims.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. List of Exhibits.

Regulation S-K                                                         Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto

    3.1              Certificate of Incorporation of Alliance Bancorp            *

    3.2              Bylaws of Alliance Bancorp                                  *

     4               Specimen form of common stock certificate
                     of Alliance Bancorp                                         *

     5               Opinion of Luse Lehman Gorman Pomerenk
                     & Schick, P.C.                                           Exhibit 5

    10.1             Alliance Bancorp 1997 Long-Term Incentive
                     Stock Benefit Plan                                         **

    10.2             Liberty Bancorp, Inc. 1991 Stock Option
                     Plan for Outside Directors                              Exhibit 10.2

    10.3             Liberty Bancorp, Inc. 1991 Incentive
                     Stock Option Plan                                       Exhibit 10.3

    23.1             Consent of Luse Lehman Gorman Pomerenk
                     & Schick, P.C.                                     Contained in Exhibit 5

    23.2             Consent of KPMG LLP                               Attached as Exhibit 23.2

    24               Power of Attorney                                Contained on Signature Page



     * Filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-46877) filed with the Commission on March 31, 1992 pursuant to Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.
     ** Filed as an exhibit to the Registrant's Proxy Statement relating to the Registrant's May 28, 1997 annual meeting of stockholders, filed with the Commission on May 2, 1997, which is incorporated herein by reference.


Item 9. Undertakings

         The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Benefit Plan, the Directors Plan and the Incentive Plan and

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           EXHIBIT INDEX


Exhibit Number             Description

      5                    Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation
                           as to the legality of the Common Stock registered hereby.

    10.2                   Liberty Bancorp, Inc. 1991 Stock Option Plan for Outside Directors

    10.3                   Liberty Bancorp, Inc. 1991 Incentive Stock Option Plan

    23.1                   Consent of Luse Lehman Gorman Pomerenk & Schick, P.C.
                           (contained in the opinion included as Exhibit 5)

    23.2                   Consent of KPMG LLP


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hinsdale, State of Illinois, on this 25thday of June, 1999.



                                    ALLIANCE BANCORP


                                    By: /s/ Kenne P. Bristol
                                        Kenne P. Bristol
                                        President and Chief
                                        Executive Officer
                                        (Duly Authorized Representative)



                               POWER OF ATTORNEY



     We, the undersigned directors and officers of Alliance Bancorp (the "Company") hereby severally constitute and appoint Kenne P. Bristol as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Kenne P. Bristol may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Kenne P. Bristol shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

By: /s/ Kenne P. Bristol                     By: /s/ Edward J. Burns
Kenne P. Bristol, President                      Edward J. Burns, Director
Chief Executive Officer and Director
(Principal Executive Officer)


Date: June 25, 1999                          Date: June 25, 1999



By: /s/ Richard A. Hojnicki                  By: /s/ Howard A. Davis
Richard A. Hojnicki, Executive Vice              Howard A. Davis, Director
President, Chief Financial Officer
and Corporate Secretary
(Principal Financial Officer)

Date: June 25, 1999                          Date: June 25, 1999


By: /s/ Ilene M. Bock                        By: /s/ Whit G. Hughes
Ilene M. Bock, Senior Vice President             Whit G. Hughes, Director
and Controller
Principal Accounting Officer)

Date: June 25, 1999                          Date: June 25, 1999


By: /s/ Fredric G. Novy                      By: /s/ Howard R. Jones
Fredric G. Novy, Chairman of the Board           Howard R. Jones, Director

Date: June 25, 1999                          Date: June 25, 1999

By: /s/ H. Verne Loeppert                    By: /s/ David D. Mill
H. Verne Loeppert, Director                      David D. Mill, Director

Date: June 25, 1999                          Date: June 25, 1999


By: /s/ Edward J. Nusrala                    By: /s/ William C. O'Donnell
Edward J. Nusrala, Director                      William C. O'Donnell, Director


Date: June 25, 1999                          Date: June 25, 1999


By: /s/ William R. Rybak                     By: /s/ Russell F. Stephens, Jr.
William R. Rybak, Director                       Russell F. Stephens, Jr.,
                                                 Director


Date: June 25, 1999                          Date: June 25, 1999


By: /s/ Donald E. Sveen                      By: /s/ Vernon B. Thomas, Jr.
Donald E. Sveen, Director                        Vernon B. Thomas, Jr., Director


Date: June 25, 1999                          Date: June 25, 1999


By: /s/ Richard E. Webber
Richard E. Webber, Director


Date: June 25, 1999

                                   EXHIBIT 5



             OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.

           [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.]


June 28, 1999                                                     (202) 274-2000


Board of Directors
Alliance Bancorp
One Grant Square
Hinsdale, Illinois 60521

Re:Alliance Bancorp Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the offer and sale of Alliance Bancorp (the "Company") common stock, par value $0.01 per share (the "Common Stock"), pursuant to the Alliance Bancorp 1997 Long-Term Incentive Stock Benefit Plan, the Liberty Bancorp, Inc. 1991 Stock Option Plan for Outside Directors and the 1991 Liberty Bancorp, Inc. 1991 Incentive Stock Option Plan (the "Plans"). We have reviewed the Company's Certificate of Incorporation, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, when sold in connection with the exercise of options granted pursuant to the Plans, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                        Very truly yours,

                                        /s/ Luse Lehman Gorman Pomerenk & Schick
                                        LUSE LEHMAN GORMAN POMERENK & SCHICK
                                        A Professional Corporation

                                  EXHIBIT 10.2



                             LIBERTY BANCORP, INC.

                  1991 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                             AMENDMENT NO. 1 TO THE
                             LIBERTY BANCORP, INC.
                           1991 STOCK OPTION PLAN FOR
                               OUTSIDE DIRECTORS


     WHEREAS, the Board of Directors ("Board") of Liberty Bancorp, Inc. desires to amend the Liberty Bancorp, Inc. 1991 Stock Option Plan for Outside Directors (the "Plan") to conform to the new rules adopted by the Securities and Exchange Commission (SEC) as they relate to Section 16 of the Securities Exchange Act of 1934 ;

     WHEREAS, Section VII of the Plan permits the Plan to be amended from time to time subject to the Securities and Exchange Commission Rule 16b-3;

     WHEREAS,   Rule  16b-3  no  longer  requires   shareholder  approval  as  a
prerequisite to any modification or amendment that affects the grant, award or other acquisition from an issuer;

     NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be, and hereby is, amended effective as of September 1, 1996, in accordance with the following:

     A new Section 1A. Plan Administration is added to the Plan and reads as follows:

               The Plan shall be administered by the Committee. For purposes of this Directors' Option Plan, "Committee" shall mean a Committee of the Board consisting of either (i) at least two Non-Employee Directors of the Company, or (ii) the entire Board of the Company. "Non-Employee Director" means, for purposes of the Plan, a Director who (a) is not employed by the Company or an affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

               The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

               All transactions involving a grant, award or other acquisition from the Company shall:

               (a)  be approved by the Company's full Board or by the Committee;

               (b) be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the securities present, or represented and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or

               (c) result in the acquisition of an option that is held by the individual for a period of six months following the date of such acquisition.

II(b) Grants to Subsequent Outside Directors is amended to read in full as follows:

          The Committee may, from time to time, grant non-statutory stock options to Outside Directors, and, upon such terms and conditions as the Committee may determine, grant non-statutory stock options in exchange for and upon surrender of previously granted options under the Plan.

II(d) Exercise Price is amended to read in full as follows:

          The purchase price per share of Common Stock deliverable upon the exercise of each non-statutory stock option shall be determined by the Committee on the date the option is granted. In general, such purchase price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. The purchase price per share of Common Stock deliverable upon the exercise of each non-statutory stock option granted in exchange for and upon surrender of previously granted options shall be not less than 85% of the Fair Market Value of the Common Stock on the date of grant, but in no event may the purchase price of any non-statutory stock option be less than the par value of the Common Stock. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section II(f).

III(d) Transferability is amended to read in full as follows:

          In the discretion of the Board, all or any non-statutory stock option granted hereunder may be transferable by the Outside Director; provided, however, that the Board may limit the transferability of such option or options to a designated class or classes of persons.

VI. Termination of the Plan is amended by replacing the last sentence as follows:

          The Board may suspend or terminate the Plan at any time, provided that no such action will, without the consent of the affected individual, affect such individual's rights under a previously granted option.

VII. Amendment of the Plan is amended to read in full as follows:

          The Board may at any time, and from time to time, modify or amend the Plan in any respect, or modify or amend an option received by Outside Directors; provided, however, that no such termination, modification or amendment may affect the rights of an individual, without his consent, under an outstanding option. Any amendment or modification of the Plan or an outstanding option under the Plan shall be approved by the Committee or the full Board of the Company.

                             LIBERTY BANCORP, INC.

                  1991 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

I. Purpose

     The purpose of the Liberty Bancorp, Inc. 1991 Stock Option Plan for Outside Directors (the "Directors' Option Plan") is to promote the growth and profitability of Liberty Bancorp, Inc. (the "Company") and Liberty Federal Savings Bank (the "Bank"), its subsidiary, by providing an incentive in the form of stock options to attract and retain non-employee directors of the Company of outstanding competence and to achieve long-term objectives of the Company by encouraging their acquisition of an equity interest in the Company.

II. Grant of Options

     (a) Initial Grant. Each outside director (for purposes of this Directors' Option Plan, the term "Outside Director" shall mean a member of the Board of Directors of the Company not also serving as an employee of the Company or its subsidiary), who is serving in such capacity on the date of the Company's initial public offering and at the effective date of this Directors' Option Plan, shall be granted non-statutory stock options to purchase 31,409 shares of the common stock of the Company ("Common Stock") subject to adjustment pursuant to Section IV hereof. Options granted under this paragraph shall be effective as of the effective date as defined in Section V hereof ("Effective Date").

     (b) Grants to Subsequent Outside Directors. To the extent options for shares are available for grants under this Plan, each Outside Director who is first elected as a director subsequent to the Effective Date ("Subsequent Outside Director") is hereby granted, effective as of the first day of the month following the month in which the Subsequent Outside Director is qualified and first begins to serve as an Outside Director, non-statutory stock options to purchase 1,653 shares of Common Stock, subject to adjustment pursuant to Section IV, or to purchase such lesser number of shares as remain in this Directors' Option Plan.

     If options for sufficient shares are not available under the Plan to fulfill the grant of options under Section II(b) hereof to a Subsequent Outside Director and thereafter options become available, such Subsequent Outside Director shall then receive options to purchase an amount of shares of Common Stock, determined by dividing pro rata among each such Subsequent Outside Director the number of options for shares then available under the Directors' Option Plan (not to exceed 1,653 shares, subject to adjustment, as to any one Subsequent Outside Director). The date of grant shall be the date options for such shares become available.

     (c) Ineligibility. An option under this Directors' Option Plan shall not be granted to any Outside Director who at any previous time was an employee of either the Company or the Bank and in such capacity was eligible to receive any options to purchase Common Stock.

     (d) Exercise Price. The exercise price per share of the Common Stock deliverable upon the exercise of each non-statutory stock option granted pursuant to Section II(a) and II(b) hereof shall be determined as of the date of the exercise of such option, at the discretion of the recipient, pursuant to the formula provided in (i) or (ii) below:

               (i) The exercise price per share of the Common Stock deliverable upon the exercise of each non-statutory stock option shall be equal to 85% of the Fair Market Value of the Common Stock on the date of grant; provided that the recipient agrees as of the date the option is exercised to hold the stock acquired through the exercise of the option for a period of one year and a legend appropriately restricting sale is placed upon the stock certificate(s) representing such shares, except that such restriction shall not apply in the event of a tender offer or surrender of the stock in connection with a Change of Control (as defined in Section II(e) hereof) of the Company or in connection with a merger, reorganization or other similar transaction in which the Company ceases to survive. A legend appropriately restricting transfer shall be placed upon the stock certificate(s) representing such shares.

               (ii) The exercise price per share of the Common Stock deliverable upon the exercise of each non-statutory stock option shall be equal to the Fair Market Value of the Common Stock on the date of grant.

     (e) Change in Control. For purposes of the Directors' Option Plan, a Change in Control of the Company means a change in control of a nature that: (i) would be required to be reported in response to Item 1 of the current report on form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a change in "control" of the Bank or the Company within the meaning of the Home Owners Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the effective date of this Plan. In addition to the above, a change in control shall be deemed to have occurred at such time and payments and benefits under this Section shall be made as (iii) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Company as the sole stockholder of the Bank and any securities purchased by the Bank's employee stock ownership plan and trust; or (iv) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (iv), considered as though he were a member of the Incumbent Board; or (v) a merger, consolidation or sale of all or substantially all the assets of the Bank or the

Company in which the Bank or Company is not the surviving institution occurs; or
(vi) a proxy statement soliciting proxies from the stockholders of the Company by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan of reorganization are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (vii) a tender offer is made for 20% or more of the voting securities of the Bank or the Company.

     (f) Fair Market Value. For purposes of the Directors' Option Plan, when used in connection with Common Stock on a certain date, Fair Market Value means the average of the reported bid and ask prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) on such date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon. For purposes of the grant of options in the Conversion as defined in Section V hereof, Fair Market Value shall mean the initial public offering price of the Common stock or $10.00 per share.

III. Terms and Conditions

     (a) Option Agreement. Each option shall be evidenced by a written option agreement between the Company and the director specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions which are not inconsistent with the terms of this grant.

     (b) Termination of Option. Each option shall expire upon the earlier of (i) one hundred and twenty (120) months following the date of grant, or (ii) one (1) year following the date on which the outside director ceases to serve in such capacity for any reason other than Cause. If the Outside Director dies before fully exercising any portion of an option then exercisable, such option may be exercised by such Outside Director's personal representatives), heir(s) or devisee(s) for the period specified in (ii) above; provided, however, that in no event shall the option be exercisable more than one hundred and twenty (120) months after the date of its grant. If the Outside Director is terminated for Cause all options awarded to him shall expire upon such termination.

     For purposes of this paragraph, termination for "Cause" shall mean termination because of a material loss to the Holding Company or one of its affiliates caused by the Outside Director's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or the willful violation of any law, rule or regulation or final cease-and-desist order.

     (c) Manner of Exercise. The option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the Chief Executive Officer of the Company. Such notice is irrevocable and must be accompanied by full payment of the exercise price (as determined by Section II(d) herein) in cash or share of previously acquired Common Stock of the Company. If previously acquired shares of Common Stock are tender in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

     (d) Transferability. Each option granted hereby may be exercised only by the Outside Director to whom it is issued or in the event of the Outside Director's death, his or her personal representative(s), heir(s) or devisee(s) pursuant to the terms of Section III(b).

IV. Common Stock Subject to the Director's Option Plan

     The shares which shall be issued and delivered upon exercise of options granted under the Directors' Option Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Company as treasury stock. The number of shares of Common Stock reserved for issuance under the Directors' Option Plan shall not exceed 5.0% of the number of shares of the Common Stock of the Company, par value $.01 per share, issued in connection with the Conversion (165,312 shares), subject to adjustments pursuant to this Section IV. Any shares of Common Stock subject to an option which for any reason either terminates unexercised or expires, shall again be available for issuance under the Directors' Option PLAN.

     In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off, combination or any similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the number of shares of Common Stock which may be issued under this Directors' Option Plan, the number of shares of Common Stock subject to options granted under this Directors' Option Plan, and the option price of such options, shall be automatically adjusted to prevent dilution or enlargement of the rights granted to an Outside Director under the Directors' Option Plan.

V. Effective Date of the Plan; Shareholder Ratification

     The Directors' Option Plan after adoption by the Board of Directors shall become effective upon the conversion of the Bank from the mutual to capital stock form of ownership and the acquisition of the Bank by the Company
("Conversion"). Following Conversion, the Directors' Option Plan shall be presented to shareholders of the Company for ratification for purposes of (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"); and (ii) maintaining listing on the NASDAQ National Market System; provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan and the options granted thereunder.

VI. Termination of the Plan

     The right to grant options under the Directors' Option Plan will terminate upon the earlier of ten years after the Effective Date of the Plan, or the issuance of 165,312 shares of Common Stock (the maximum number of shares of Common Stock reserved for under this Plan). A majority of the outstanding shares of the Common Stock entitled to vote is required to terminate the Director's Option Plan; provided, however, no such termination shall, without the consent of the affected individual, affect such individual's rights under a previously granted option.

VII. Amendment of the Plan

     The Directors' Option Plan may be amended from time to time by the Board of Directors of the Company provided that Section II, "Grant of Options" shall not be amended more than once every six months other than to comport with the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Except as provided in
Section IV hereof, rights and obligations under any option granted before an amendment shall not be altered or impaired by such amendment without the written consent of the optionee. If the Directors' Option Plan becomes qualified under 17 CFR ss. 16(b)-3 of the rules and regulations promulgated under the Exchange Act and an amendment would require shareholder approval under such rule 16(b)-3 to retain the Plan's qualification, then such amendment shall be presented to shareholders for ratification, provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan as so amended and the options granted thereunder.

VIII. Applicable Law

     The Plan will be administered in accordance with the laws of the State of Delaware.

                                  EXHIBIT 10.3
                             LIBERTY BANCORP, INC.
                        1991 INCENTIVE STOCK OPTION PLAN

                             AMENDMENT NO. 1 TO THE
                             LIBERTY BANCORP, INC.
                              AMENDED AND RESTATED
                        1991 INCENTIVE STOCK OPTION PLAN

     WHEREAS, the Board of Directors ("Board") of Liberty Bancorp, Inc. desires to amend the Liberty Bancorp, Inc. Amended and Restated 1991 Incentive Stock Option Plan (the "Plan") to conform to the new rules adopted by the Securities and Exchange Commission (SEC) as they relate to Section 16 of the Securities Exchange Act of 1934;

     WHEREAS, Section 16 of the Plan permits the Plan to be amended from time to time subject to the Securities and Exchange Commission Rule 16b-3;

     WHEREAS,   Rule  16b-3  no  longer  requires   shareholder  approval  as  a
prerequisite to any modification or amendment that affects the grant, award or other acquisition from an issuer;

     NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be, and hereby is, amended effective as of September 1, 1996, in accordance with the following:

          2.   Definitions is amended as follows:

          The definition of "Committee" is amended and reads in full as follows:

               "Committee"  means a committee of the Board  consisting of either
               (i) at least two Non-Employee Directors of the Holding Company, or (ii) the entire Board of the Holding Company.

          A new definition of "Director" is added and reads as follows:

               "Director" means a member of the Board.

          A new definition of "Key Employee" is added and reads as follows:

               "Key Employee" means any person who is currently employed by the Holding Company or an Affiliate who is chosen by the Committee to participate in the Plan.

          The definition of "Fair Market Value" is amended by the addition of the following:

               In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The

               Committee is authorized, but is not required, to obtain an independent appraisal to determined the Fair Market Value of the Common Stock.

          A new definition of "Non-Employee Director" is added and reads as follows:

               "Non-Employee Director" means, for purposes of the Plan, a Director who (a) is not employed by the Holding Company; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

          A new definition of "Outside Director" is added to the Plan and reads as follows:

               "Outside Director" means a Director who is not an officer or employee of the Holding Company.

          3. Administration is amended by the addition of the following:

               All transactions involving a grant, award or other acquisition from the Holding Company shall:

                    (a) be approved by the Holding Company's full Board or by the Committee;

                    (b) be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the securities present, or represented and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Holding Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or

                    (c) be held by the Participant for a period of six months following the date of such acquisition.

          A new Paragraph 7.1(e) is added to the Plan and reads as follows:

               (e) Transferability. In the discretion of the Board, all or any Non-statutory Stock Options granted hereunder may be transferable by the Participant, provided, however, that the Board may limit the transferability of such Option or Options to a designated class or classes of persons.

8.1(a) Price is amended to read in full as follows:

          Subject to Section 14 of the Plan and Section 422 of the Code, the purchase price per share of Common stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Holding Company's Common stock on the Date of Grant, However, if a Key Employee owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Holding Company (or under Section 424(d) of the Code is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Holding Company by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such key Employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Holding Company's Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Holding Company at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(i).

8.1(c) Term of Options is amended by amending the second paragraph to read in full as follows:

          The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time during the term of such option after such installment becomes exercisable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. To the extent required by
     Section 422 of the Code, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Holding Company and its Affiliate's) shall not exceed $100,000. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Holding Company, all Incentive Stock Options shall become immediately exercisable, unless the Fair Market Value of the amount exercisable as a result of a Change in Control shall exceed $100,000 (determined as of the Date of Grant). In such event, the first $100,000 of Incentive stock Options (determined as of the Date of Grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-statutory Stock Options.

8.1(e) Compliance with Code is amended by the addition of the following:

          If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Non-statutory Stock Option.

9.1(b) Payment is amended by the addition of the following to the end of the paragraph:

          In the event of a Change in Control in which pooling accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Holding Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.

     11. RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY is amended by the removal of the second paragraph and is retitled RIGHTS OF A SHAREHOLDER.

     14. DILUTION AND OTHER ADJUSTMENTS is amended by the addition to the end of the last paragraph the following:

          With respect to Incentive Stock Options, no such adjustment shall be made if it would be deemed a "modification" of the Award under Section 424 of the Code.

          16. AMENDMENT OF THE PLAN is amended and reads in its entirety as follows:

          The Board may at any time, and from time to time, modify or amend the Plan in any respect, or modify or amend an Award received by Participant; provided, however, that no such termination, modification or amendment may affect the rights of a Participant, without his consent, under an outstanding Award. Any amendment or modification of the Plan or an outstanding Award under the Plan shall be approved by the Committee or the full Board of the Holding Company.

                             LIBERTY BANCORP, INC.
                              AMENDED AND RESTATED
                        1991 INCENTIVE STOCK OPTION PLAN



1.PURPOSE.

     The purpose of the Liberty Bancorp, Inc. (the "Holding Company") 1991 Incentive Stock Option Plan as Amended and Restated, (the "Plan") is to advance the interests of the Holding Company and its shareholders by providing those key employees of the Holding Company and its Affiliates, including Liberty Federal Savings Bank (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Holding Company and its Affiliates largely depends, with additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2. DEFINITIONS.

     (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

     (b) "Award" means a grant of Non-statutory Stock Options, Incentive Stock Options, and/or Limited Rights under the provisions of this Plan.

     (c) "Board of Directors" or "Board" means the board of directors of the Holding Company.

     (d) "Change in Control" of the Bank or Holding Company shall mean an event of a nature that; (i) would be required to be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or
(iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) a solicitation of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities or the Bank of the Holding Company.

     (e) "Committee" means a committee consisting of non-employee members of the Board of Directors, all of whom are "disinterested directors" as such terms is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") as promulgated by the Securities and Exchange Commission.

     (f) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share or any stock exchanged for shares of Common Stock pursuant to Section 14 hereof.

     (g) "Date of Grant" means the actual date on which an Award is granted by the Committee.

     (h) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

     (i) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the average of the high and low bid prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported. For purposes of the grant of options in the conversion of the Bank, Fair Market Value shall mean the initial public offering price of the Common Stock.

     (j) "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated by the Committee as an Incentive Stock Option pursuant to Section 8.

     (k) "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

     (1) "Non-statutory Stock Option" means an Option granted by the Committee to a Participant pursuant to Section 7, which is not designated by the Committee as an Incentive Stock Option or which is redesignated by the Committee under
Section 8 as a Non-Statutory Stock Option.

     (m) "Option" means the right to buy a fixed amount of Common Stock at a specified price called the exercise or purchase price within a limited period of time designated as the term of the option as granted under Section 7 or 8 of the Plan.

     (n) "Participant" means any person who holds an outstanding Award under the terms of the Plan.

     (o) "Retirement" with respect to a Participant means termination of employment which constitutes retirement under any tax qualified plan maintained by the Bank. However, "Retirement" will not be deemed to have occurred for purposes of this Plan if a Participant continues to serve on the Board of Directors of the Holding Company or the Bank even if such Participant is receiving retirement benefits under any retirement plan of the Holding Company or its Affiliates.

     (p) "Termination for Cause" shall mean termination because of a material loss to the Holding Company or one of its subsidiaries caused by the Participant's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule, regulation, (other than traffic violations or similar offenses) or final cease and desist order. No act, or the failure to act, on Participant's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Holding Company or its subsidiaries.

3. ADMINISTRATION.

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

4. TYPES OF AWARDS.

     The following Awards may be granted under the Plan:

          (a) Non-statutory Stock Options;
          (b) Incentive Stock Options; and

          (c) Limited Rights

     as described below in paragraphs 7 through 9 of the Plan.

5. STOCK SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section 14, the maximum number of shares reserved hereby for purchase pursuant to the exercise of options granted under the Plan shall not exceed 285,313 shares of Common Stock of the Holding Company, par value $.01 per share, These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Holding Company. To the extent that options and Limited Rights are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that options together with any related Limited Rights granted under the Plan terminate, expire or are cancelled without having been exercised (in the case of Limited Rights, exercised for cash), new Awards may be made with respect to these shares. No Participant under the Plan may receive Awards with respect to shares of Common Stock that in the aggregate, exceed _________ shares underlying Options in any calendar year.

6. ELIGIBILITY.

     Officers and other employees of the Holding Company or its Affiliates shall be eligible to receive Awards under the Plan. Directors who are not also employees or officers of the Holding Company or its Affiliates shall not be eligible to receive Awards under the Plan, however, a director who is a former officer or other employee may continue to hold unexercised Awards granted while such person was eligible as provided in Section 7(d) hereof.

7. NON-STATUTORY STOCK OPTIONS.

     7.1  Grant of Non-statutory Stock Options.

          The Committee may, from time to time, grant Non-statutory Stock Options to eligible employees and, upon such terms and conditions as the Committee may determine, grant Non-statutory options in exchange for and upon surrender of previously granted Awards under this Plan. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

          (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined by the Committee on the date the option is granted. In general, such purchase price shall not be less than 100% of the Fair Market Value of the Holding Company's Common Stock on the Date of Grant. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option granted in exchange for and upon surrender of previously granted Awards shall be not less than 85% of the Fair Market Value of the Holding Company's Common Stock on the Date of Grant, but in no event may the purchase price of any Non-statutory Stock Option be less than the par value of the

     Common Stock. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Holding Company at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(i).

          (b) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable and may provide that a Non-statutory Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time during the term of such option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in Control of the Holding Company, all Non-statutory Stock Options shall become immediately exercisable.

          (c) Termination of Employment. Unless otherwise determined by the Committee, upon the termination of a Participant's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares which were immediately exercisable by the Participant at the date of termination and only for a period of three months following termination. Notwithstanding any provision set forth herein nor contained in any Agreement relating to the award of an Option, in the event of Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire upon termination.

          Unless otherwise determined by the Committee, in the event of death, termination of service as a result of Disability, Change in Control, or Retirement of any Participant, all Non-statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable immediately by the Participant or the legal representatives or beneficiaries of the Participant, and remain exercisable for one year or such longer period as determined by the Committee following the date of the Participant's death or termination of employment due to Disability, Change in Control, or Retirement provided that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term.

          (d) Exception for Retirement. Notwithstanding the general rule contained in Section 7.1(c) above, all options held by a Recipient whose employment with the Bank or an Affiliate terminates due to Retirement and who, as of the Recipient's last day of employment with the Bank or Affiliate, is a director of the Bank or an Affiliate shall not be forfeited and shall continue to be earned as determined by the Committee; provided, however, that any unearned options shall be forfeited upon such Recipient's termination of services as a director of the Bank or any Affiliate. Options earned pursuant to this subsection shall be otherwise subject to the provisions of this Plan.

8. INCENTIVE STOCK OPTIONS.

     8.1 Grant of Incentive Stock Options.

     The Committee may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Holding Company's Common Stock on the Date of Grant. However, if a Participant owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Holding Company, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Holding Company's Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Holding Company at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(i).

     (b) Amounts of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Internal Revenue Code. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 8.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award under this Section 8.1 exceeds this $100,000 limit, the portion of the award in excess of such limit shall be deemed a Non-statutory Stock Option. The Committee shall have discretion to redesignate options granted as Incentive Stock Options as Non-Statutory Stock Options. Such Non-Statutory Stock Options shall be subject to Section 7 of the Plan.

     (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to a Participant, the Participant owns Common Stock representing more than 10% of the total combined voting securities of the Holding Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Holding Company, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Participant, or by or for any corporation, partnership, estate or trust of which such Participant is a shareholder, partner or beneficiary), the Incentive Stock Option granted to such Participant shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Participant to whom it is granted.

     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time during the term of such option after such installment becomes exercisable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Holding Company, all Incentive Stock Options shall become immediately exercisable.

     (d) Termination of Employment. Unless otherwise determined by the Committee, upon the termination of a Participant's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the Participant's Incentive Stock Options shall be exercisable only as to those shares which were immediately exercisable by the Participant at the date of termination and only for a period of three months following termination. Notwithstanding any provisions set forth herein nor contained in any Agreement relating to an award of an Option, in the event of Termination for Cause all rights under the Participant's Incentive Stock Options shall expire upon termination.

     Unless otherwise determined by the Committee, in the event of death or termination of service as a result of Disability of any Participant, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant's legal representatives or beneficiaries of the Participant for one year or such longer period as determined by the Committee following the date of the Participant's death or termination of employment as a result of Disability. Upon termination of the Participant's service as a result of Retirement, or a Change in Control, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable for a period of one year or such longer period as determined by the Committee following the date of Participant's termination of employment, provided however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of the Participant's termination of service as a result of Retirement or a Change in Control. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

     (e) Compliance with Code. The options granted under this Section 8 of the Plan are intended to qualify as incentive stock options within the meaning of
Section 422 of the Code, but the Holding Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of
Section 422 of the Code.

9. LIMITED RIGHTS.

     9.1 Grant of Limited Rights.

     Simultaneously with the grant of any option, the Committee may grant a Limited Right with respect to all or some of the shares covered by such option. Limited Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Holding Company.

     The Limited Right may be exercised only when the underlying option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the underlying option.

     Upon exercise of a Limited Right, the underlying option shall cease to be exercisable. Upon exercise or termination of an option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the purchase price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Holding Company an amount of cash equal to the difference between the purchase price of the underlying option and the Fair Market Value of the Common Stock subject to the underlying option on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.

     (c) Termination of Employment. After the occurrence of a Change in Control of the Holding Company, upon the termination of a Participant's service for any reason other than Termination for Cause, any Limited Rights held by the Participant shall then be exercisable for a period of one year following termination. In the event of Termination for Cause, all Limited Rights held by the Participant shall expire immediately. After the occurrence of a Change in Control of the Holding Company, upon termination of the Participant's employment for reason of death, Retirement or Disability, all Limited Rights held by such Participant shall be exercisable by the Participant or the Participant's legal representative(s) or beneficiaries for a period of one year from the date of such termination. In no event shall the period extend beyond the expiration of the term of the underlying option.

10. SURRENDER OPTION.

     In the event of a Participant's termination of employment as a result of death, Disability or Retirement, the Participant or the Participant's legal representative(s) or beneficiaries, may, in a form acceptable to the Committee make application to surrender all or part of options held by such Participant in exchange for a cash payment from the Holding Company in an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment and the purchase price per share of the option surrendered. Whether the Committee accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Committee is under no obligation to any Participant whatsoever to make such payments. In the event that the Committee accepts such application and the Holding Company determines to make payment, such payment shall be in lieu of the exercise of the underlying option and such option shall cease to be exercisable.

11. RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY.

     No Participant shall have any rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Holding Company or its Affiliates or to continue to perform services for the Holding Company or its Affiliates or interferes in any way with the right of the Holding Company or its Affiliates to terminate a Participant's services as an officer or other employee at any time.

     No Award under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the Participant, or by a legal representative of the Participant.

12. AGREEMENT WITH GRANTEES.

     Each Award of Options, and/or Limited Rights will be evidenced by a written agreement executed by the Participant and the Holding Company or its Affiliates which describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

13. DESIGNATION OF BENEFICIARY.

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

14. DILUTION AND OTHER ADJUSTMENTS.

     In the event of any change in the outstanding shares of Common Stock of the Holding Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding

Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of stock which may underlie future Awards under the Plan;

     (b) adjustments in the aggregate number or kind of shares of stock underlying Awards already made under the Plan;

     (c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such options.

     No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

15. TAX WITHHOLDING.

     There shall be deducted from each distribution of cash and/or Common Stock under the Plan the amount required by any governmental authority to be withheld for tax purposes. If this Plan is qualified under 17 C.F.R. ss.240.16b-3 under the Exchange Act ("Rule 16b-3"), then any withholding shall comply with Rule 16b-3.

16. AMENDMENT OF THE PLAN.

     The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided however, that Section 7.1, 8.1 and 9.1 governing grants shall not be amended more than once every six months other than to comport with the Internal Revenue Code or the Employee Retirement Income Security Act of 1974, as amended, if applicable and provided further that, if it has been determined by the Board of Directors to continue to qualify the Plan under Rule 16b-3, shareholder approval shall be required for any such modification or amendment which:

     (a) materially increases the maximum number of shares -for which Awards may be granted under the Plan (subject, however, to the provisions of Section 14 hereof);

     (b) reduces the exercise price at which Awards may be granted (subject, however, to the provisions of Section 14 hereof);

     (c) extends the period during which Awards may be granted or exercised beyond the terms originally prescribed; or

     (d) changes the persons subject to Section 16 of the Exchange Act eligible to participate in the Plan.

     Failure to ratify or approve amendments or modifications to subsections (a) through (d) of this Section by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect

     No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

17. EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon the consummation of the conversion of Liberty Federal Savings Bank from the mutual to capital stock form of ownership (the "Effective Date") on December 23, 1991. The Plan shall be presented to shareholders for ratification for purposes of: (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act of 1934; (ii) obtaining preferential tax treatment for Incentive Stock Options; and (iii) maintaining listing on the NASDAQ National Market System. The failure to obtain shareholder ratification will not effect the validity of the Plan and the options thereunder, provided, however, that if the Plan is not ratified, the Plan shall remain in full force and effect, and any Incentive Stock Options granted under the Plan shall be deemed to be Non-statutory Stock Options.

18. TERMINATION OF THE PLAN.

     The right to grant Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date of the Plan or the issuance of Common Stock or the exercise of options, surrender rights or related Limited Rights equivalent to the maximum number of shares reserved under the Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

19. APPLICABLE LAW.

     The Plan will be administered in accordance with the laws of the State of Delaware.

20. COMPLIANCE WITH SECTION 16.

     If this Plan is qualified under Rule 16b-3, with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

IN WITNESS WHEREOF, the Bank has established this Plan, as amended and restated, to be executed by its duly authorized executive officer and the corporate seal to be affixed and duly attested, effective as of the 12th day of January, 1995.

                                 EXHIBIT 23.2

                              CONSENT OF KPMG LLP

                            [LETTERHEAD OF KPMG LLP]



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Alliance Bancorp:



We consent to incorporation by reference in the registration statement (No. 36-3811768) on Form S-8 of Alliance Bancorp of our report dated January 27, 1999, relating to the consolidated statements of financial condition of Alliance Bancorp and subsidiaries as of December 31, 1998, and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998 and the year ended September 30, 1996, which report appears in the December 31, 1998 annual report on Form 10-K of Alliance Bancorp.



/s/ KPMG LLP



Chicago, Illinois
June 28, 1999